UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	JAKK	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

ABL Revolving Credit Facility

The Company and certain of its subsidiaries, as borrowers, entered into a Credit Agreement (the “ABL Credit Agreement”), dated as of June 2, 2021 (the “Closing Date”), with JPMorgan Chase Bank, N.A., as agent and lender for a $67,500,000 senior secured revolving credit facility (the “New ABL Facility”). The ABL Credit Agreement replaces the Company’s existing asset-based revolving credit agreement, dated as of March 27, 2014 (the “Existing ABL Facility”), with General Electric Capital Corporation, since assigned to Wells Fargo Bank, National Association. Any amounts borrowed under the New ABL Facility will bear interest at either (i) LIBOR plus 1.50%-2.00% (determined by reference to an excess availability pricing grid) or (ii) base rate plus 0.50%-1.00% (determined by reference to an excess availability pricing grid and base rate subject to a 1.00% floor). The New ABL Facility matures in June 2026.

The ABL Credit Agreement contains negative covenants that, subject to certain exceptions, limit the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, make restricted payments, pledge their assets as security, make investments, loans, advances, guarantees and acquisitions, undergo fundamental changes and enter into transactions with affiliates. Under certain circumstances the Company is also subject to a springing fixed charge coverage ratio covenant of not less than 1.1 to 1.0, as described in more detail in the ABL Credit Agreement.

The ABL Credit Agreement contains events of default that are customary for a facility of this nature, including (subject in certain cases to grace periods and thresholds) nonpayment of principal, interest, fees or other amounts, material inaccuracy of representations and warranties, violation of covenants, cross-default to certain other existing indebtedness, bankruptcy or insolvency events, certain judgment defaults, loss of liens or guarantees and a change of control as specified in the ABL Credit Agreement. If an event of default occurs, the commitments of the lenders to lend under the ABL Credit Agreement may be terminated and the maturity of the amounts owed may be accelerated.

The obligations under the ABL Credit Agreement are guaranteed by the Company, the subsidiary borrowers thereunder and certain of the other existing and future direct and indirect subsidiaries of the Company and are secured by substantially all of the assets of the Company, the subsidiary borrowers thereunder and such other subsidiary guarantors, in each case, subject to certain exceptions and permitted liens.

New Term Loan

The Company and certain of its subsidiaries, as borrowers, entered into a First Lien Term Loan Facility Credit Agreement, dated as of the Closing Date (the “New Term Loan Agreement”), with Benefit Street Partners L.L.C., as Sole Lead Arranger, and BSP Agency, LLC, as agent, for a $99,000,000 first-lien secured term loan (the “Initial Term Loan”) and $19,000,000 delayed draw term loan (the “Delayed Draw Term Loan”), collectively, the “New Term Loan”). Proceeds from the Initial Term Loan, together with available cash from the Company, were used to repay the Company’s existing term loan (the “Term Loan”), under the agreement dated as of August 9, 2019 with Cortland Capital Market Services LLC, as agent for certain investor parties. Proceeds from the Delayed Draw Term Loan will be used to redeem any of the Company’s outstanding 2023 Convertible Senior Notes (the “2023 Convertible Senior Notes”) upon their maturity, which, upon repayment of the Term Loan, accelerated to no later than 91 days from the repayment of the Term Loan, or September 1, 2021.

Amounts outstanding under the New Term Loan will bear interest at either (i) LIBOR plus 6.50% - 7.00% (determined by reference to a net leverage pricing grid), subject to a 1.00% LIBOR floor, or (ii) base rate plus 5.50% - 6.00% (determined by reference to a net leverage pricing grid), subject to a 2.00% base rate floor. The New Term Loan matures in June 2027.

The New Term Loan Agreement contains negative covenants that, subject to certain exceptions, limit the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, make restricted payments, pledge their assets as security, make investments, loans, advances, guarantees and acquisitions, undergo fundamental changes and enter into transactions with affiliates. Commencing with the fiscal quarter ending June 30, 2021, the Company is also required to maintain a Net Leverage Ratio of 4:00x, with step-downs commencing with the quarter ending March 31, 2023 and a minimum cash balance of not less than $20,000,000, provided that, the minimum cash amount shall be reduced by $1,000,000 for every $5,000,000 in principal repayment of the New Term Loan, in each case as such terms are defined and such covenants are described in more detail in the New Term Loan Agreement.

The New Term Loan Agreement contains events of default that are customary for a facility of this nature, including (subject in certain cases to grace periods and thresholds) nonpayment of principal, nonpayment of interest, fees or other amounts, material inaccuracy of representations and warranties, violation of covenants, cross-default to certain other existing indebtedness, bankruptcy or insolvency events, certain judgment defaults and a change of control as specified in the New Term Loan Agreement. If an event of default occurs, the maturity of the amounts owed under the New Term Loan Agreement may be accelerated.

The obligations under the New Term Loan Agreement are guaranteed by the Company, the subsidiary borrowers thereunder and certain of the other existing and future direct and indirect subsidiaries of the Company and are secured by substantially all of the assets of the Company, the subsidiary borrowers thereunder and such other subsidiary guarantors, in each case, subject to certain exceptions and permitted liens and subject to the priority lien granted under the ABL Credit Agreement.

The agent and Sole Lead Arranger under the New Term Loan are affiliates of an affiliate of the Company, which affiliate owns common stock and 2023 Convertible Notes of the Company, as well as a majority of the Company’s outstanding preferred stock giving the affiliates various rights as described in the Company’s public filings.

The foregoing descriptions of the ABL Credit Agreement and the New Term Loan Agreement are qualified in their respective entireties by reference to the respective agreements attached as exhibits to this Form 8-K and incorporated by reference in this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

On the Closing Date, the Company repaid in full and terminated the Existing Term Loan Agreement, dated as of August 9, 2019, with Cortland Capital Market Services LLC, as agent. The Existing ABL Credit Facility Agreement was also terminated as of the Closing Date.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K with respect to the New ABL Facility and the New Term Loan is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1*

Credit Agreement, dated as of June 2, 2021, by and among JAKKS Pacific, Inc., Disguise, Inc., JAKKS Sales LLC, and Moose Mountain Marketing, Inc., as borrowers, other Loan Parties hereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

10.2*

First Lien Term Loan Facility Credit Agreement, dated as of June 2, 2021, by and among JAKKS Pacific, Inc. and its subsidiaries parties thereto as borrowers, the lenders party thereto, as lenders, and BSP Agency, LLC, as agent

*

Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act. The Company agrees to furnish supplementally any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: June 3, 2021
By: /s/ JOHN L. KIMBLE John L. Kimble, CFO